Exhibit 2.5

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 29, 2023

GREENBROOK TMS INC.

COMMON SHARE CONVERSION INSTRUMENT

Date of Issuance: February 28, 2023

Series No. 2023-A

Certificate No. 1

THIS IS TO CERTIFY that Greybrook Health Inc. and its transferees, successors and assigns (the “Holder”) shall have the right (but not the obligation) to convert up to US$1,000,000 aggregate principal amount of the Notes issued to the Holder under the Note Purchase Agreement (as defined herein) (the “Maximum  Conversion Amount”) into common shares (the “Common Shares”) in the capital of Greenbrook TMS Inc., a corporation incorporated under the laws of the Province of Ontario (the “Company”), at the Conversion Price (as defined herein), at any time after the date of issuance listed above (the “Commencement Date”) and expiring on the Maturity Date, subject to the Conversion Limitation (as defined herein). This Common Share Conversion Instrument (this “Instrument”) is issued subject to the Organization Documents of the Company and under and pursuant to that certain Note Purchase Agreement, dated as of February 3, 2023, by and among the Company, the Holder, and the other parties thereto (as amended, modified or supplemented from time to time, the “Note Purchase  Agreement”). Capitalized terms used herein shall have the meanings ascribed to such terms in Section 12 hereof unless otherwise defined herein.

SECTION 1The Instrument; Transfer and Exchange.

(a)The Instrument. This Instrument and the rights and privileges of the Holder hereunder may be exercised in whole or in part as provided herein and, as more fully set forth in Section 1(b) and Section 7 hereof, may, subject to applicable securities laws and the terms of this Instrument, be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein at any time or from time to time, in whole or in part.

(b)Transfer and Exchanges. The Company shall initially record this Instrument in a register maintained by the Company for that purpose and subject to Section 7 hereof, from time to time thereafter shall reflect the transfer of this Instrument on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new conversion instrument or conversion instruments shall be issued to and in the name of the transferee and the Holder (in the event this Instrument is only partially transferred or in connection with any concurrent partial transfer and partial exercise) and the surrendered conversion instrument shall be canceled and the Company shall update the register accordingly. This Instrument may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another conversion instrument or other conversion instruments of like tenor and representing in the aggregate the right to convert a like amount of the Notes owing to the Holder under the Note Purchase Agreement, up to the Maximum Conversion Amount then available, into a like number of Common Shares at the Conversion Price (as such number may be adjusted upon adjustment of the Conversion Price as provided in Section 5).

SECTION 2Exercise.

(a)Right to Exercise. At any time after the Commencement Date and on or before the Maturity Date, the Holder, in accordance with applicable securities laws and the terms hereof, shall be entitled to exercise the conversion rights under this Instrument, in whole at any time or in part from time to time, by delivering this Instrument to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Conversion, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Conversion”), duly executed. The Holder shall not be required to deliver the original of this Instrument in order to effect an exercise hereunder. Subject to Section 2(c), the aggregate number of Conversion Shares to be subscribed for by the Holder pursuant to the applicable Notice of Conversion shall be equal to the amount calculated by dividing (i) the Aggregate Conversion Amount by (ii) the Conversion Price then in effect.

(b)Conversion of the Aggregate Conversion Amount. For any exercise, in whole or in part, of the conversion rights under this Instrument, payment of the Aggregate Conversion Amount shall be made to the Company by (i) automatically reducing the outstanding principal amount of the Notes owing to the Holder under the Note Purchase Agreement by an amount equal to the Aggregate Conversion Amount or (ii) a Net Exercise as provided in Section 2(c). Other than in the case of a Net Exercise in accordance with Section 2(c), simultaneously with the allotment and issuance of Conversion Shares, or the payment of the applicable Cash Settlement Amount, as the case may be, pursuant to Section 2(e), the outstanding principal amount of the Notes in an amount equal to the Aggregate Conversion Amount shall be deemed repaid to the Holder under the Note Purchase Agreement. Following any exercise, in whole or in part, of the conversion rights under this Instrument, the Maximum Conversion Amount available for any subsequent exercise of the conversion rights under this Instrument shall be reduced by the Aggregate Conversion Amount paid by the Holder in connection with such exercise.

(c)Net Exercise. The Holder shall have the right to pay all or a portion of the Aggregate Conversion Amount by making a net exercise (“Net Exercise”), in which case the portion of the Aggregate Conversion Amount to be so paid shall be paid by reducing the number of Conversion Shares otherwise issuable pursuant to the Notice of Exercise by an amount equal to (i) the

Aggregate Conversion Amount to be so paid, divided by (ii) the Fair Market Value Per Common Share. For the avoidance of doubt, in the case of a Net Exercise by the Holder, no amount of the outstanding principal amount of the Notes owing to the Holder under the Note Purchase Agreement shall be reduced or deemed repaid.

(d)Cash Settlement.

(i)Notwithstanding any other provision of this Instrument, if, following the exercise of the conversion rights under this Instrument, (A) the applicable rules of the Toronto Stock Exchange (“TSX”) or The Nasdaq Stock Market LLC (“Nasdaq”) require approval by TSX or Nasdaq, as applicable, for any allotment or issuance of any number of Conversion Shares by the Company with respect to all or any portion of the Aggregate Conversion Amount, and the Company is unable to obtain such approval by using commercially reasonable efforts, (B) on or prior to the Share Delivery Date, the Company makes a written request to satisfy its obligations under this Instrument by means other than such allotment and issuance of such number of Conversion Shares, and the Holder, in its sole and absolute discretion, accepts such request, or (C) the Company fails for any reason to allot and issue the applicable number of Conversion Shares with respect to all or any portion of the Aggregate Conversion Amount on or prior to the Share Delivery Date, and the Holder, in its sole and absolute discretion, elects to require the Company to satisfy its obligations under this Instrument by means other than such allotment and issuance of such applicable number of Conversion Shares (any such portion of the Aggregate Conversion Amount referred to in Section 2(d)(i)(A), (B) or (C), the “Non-Share Settled Portion”), then, in each case, the Company shall, in lieu of allotting and issuing to the Holder the applicable number of Conversion Shares with respect to the Non-Share Settled Portion, pay the applicable Cash Settlement Amount to the Holder for such Non-Share Settled Portion.

(ii)The cash settlement amount (the “Cash Settlement Amount”) for any Non-Share Settle Portion shall be calculated as of the date of exercise of this Instrument and shall be equal to the product of (A) the Fair Market Value Per Common Share, multiplied by (B) the number of Conversion Shares which would, but for the occurrence of any event referred to in Section 2(d)(i)(A), (B) or (C), have been issuable to the Holder upon exercise of the conversion rights under this Instrument with respect to such Non-Share Settled Portion.

(iii)The Company shall be required to pay any Cash Settlement Amount to the Holder on or before the following applicable date (each, a “Cash Settlement Date”): (A) if such payment is required under Section 2(d)(i)(A), the Share Delivery Date; (B) if such payment is required under Section 2(d)(i)(B), the fifth (5th) Business Day following the date of the Holder’s acceptance of the written request of the Company referred to in Section 2(d)(i)(B); or (C) if such payment is required under Section 2(d)(i)(C), the third (3rd) Business Day following the date of the Holder’s election referred to Section 2(d)(i)(C). Notwithstanding the foregoing, the Cash Settlement Date shall be extended by up to five (5) Business Days in the event the Company is required to adjust the Conversion Price in accordance with Section 5.

(iv)The Company covenants and agrees that, after the date of issuance set forth above, it shall not, without the prior written consent of the Holder, enter into or agree to become subject to specific or direct contractual term, condition, provision or agreement that would specifically prohibit the performance of the Company’s obligations to pay the applicable Cash Settlement Amount under this Section 2(d).

(e)Issuance of Conversion Shares or Payment of Cash Settlement Amount Upon Exercise. Upon (x) receipt by the Company of a Notice of Conversion at its Principal Office in proper form for exercise or (y) any Net Exercise as provided in Section 2(c), the Company shall:

(i)allot and issue to the Holder, without delay and in any case on or prior to the Share Delivery Date, the number of Conversion Shares specified in the Notice of Conversion as set forth in Exhibit B hereto; or

(ii)if applicable, pay to the Holder the applicable Cash Settlement Amount in accordance with Section 2(d), and, in each case, simultaneously deliver to the Holder, without duplication, all Distributed Property that the Holder is entitled to receive pursuant to Section 5(a)(ii).

(f)Fractional Shares. If any fraction of a Conversion Share would be deliverable upon an exercise of this Instrument, the Company may, in lieu of delivering such fraction of a Conversion Share, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Common Share determined as of the date of exercise of this Instrument.

(g)Partial Exercise. In the event that the Holder exercises this Instrument in part from time to time, there shall be no restriction on the number of times the Holder may exercise its conversion rights under this Instrument to subscribe for Conversion Shares or the minimum number of Conversion Shares that the Holder shall be required to subscribe for upon any partial exercise of its conversion rights under this Instrument. Upon any partial exercise of this Instrument, the Company shall issue and deliver to the Holder a new conversion instrument in like form for the unexercised portion thereof which has not expired.

(h)Common Shares. The Common Shares issued pursuant to this Instrument shall:

(i)rank equally in all respects from the effective date of issue with the Common Shares then in issue (if any);

(ii)be entitled to all dividends and distributions declared or paid on any date or by reference to any date on or after the date on which the relevant Notice of Conversion is delivered to the Principal Office (or at such other address as the Company may designate by notice in writing to the Holder in accordance with the terms hereof); and

(iii)otherwise have the rights and privileges under applicable law and as prescribed in the Organization Documents of the Company from time to time.

(iv)Securities Law Legend(s). The Holder agrees and acknowledges, by receipt of this Instrument, that this Instrument, and any Conversion Shares issuable upon conversion hereof, shall bear a securities law legend substantially similar to the legend on the facing page of this Instrument, to the extent required by applicable securities laws, together with any U.S. securities law legend that may be required for any Conversion Shares issuable in the event the Company no longer qualifies as a “foreign private issuer” (within the meaning of U.S. securities laws).

SECTION 3Payment of Taxes. The Company shall promptly pay any and all stamp, documentary, registration or similar tax or taxes in connection with the entry into, performance, enforcement or admissibility in evidence of this Instrument or attributable to the initial issuance of Conversion Shares or other securities issuable upon the exercise of the conversion rights under this Instrument or issuable pursuant to Section 5 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for Conversion Shares or other securities in a name other than that of the Holder in respect of which such Conversion Shares or securities are issued. Any and all payments by or on account of any obligation of the Company hereunder (whether paid in cash or otherwise) shall be made free and clear of and without deduction or withholding for any taxes except as required by applicable law; provided that, if the Company is required to deduct or withhold any taxes hereunder then (a) the amount payable shall be increased as necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable under this Section 3), the Holder receives an amount (in cash or otherwise) equal to the amount it would have received had no such deduction or withholding been made, (b) the Company shall make such required deduction or withholding, and (c) the Company shall pay to the relevant taxation authority the full amount deducted or withheld in accordance with, and within the time limits prescribed by, applicable law. The Company shall provide the Holder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such taxation authority promptly after receipt thereof. The Company shall indemnify the Holder, within ten (10) days after written demand therefor, for the full amount of any taxes (other than taxes computed by reference to net income of the Holder) paid or payable by the Holder, on or with respect to any payment (whether paid in cash or otherwise) by or on account of any obligation of the Company hereunder (including taxes (other than taxes computed by reference to net income of the Holder) imposed or asserted on or attributable to amounts payable under this Section 3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant taxation authority.

SECTION 4Replacement Instrument. In case this Instrument is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Instrument, or in lieu of and in substitution for the Instrument lost, stolen or destroyed, a new Instrument of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Instrument and upon receipt of indemnity reasonably satisfactory to the Company; provided, that if the Holder is a financial institution, business development company or other institutional or fund investor, its own agreement shall be satisfactory.

SECTION 5Adjustments to the Conversion Price.

Under certain conditions, the Conversion Price is subject to adjustment as set forth in this Section 5.

(a)Adjustments. The Conversion Price, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the then applicable Conversion Price hereunder, subject to further adjustment.

(i)Common Share Distributions. Subdivisions and Combinations. In case at any time or from time to time the Company shall:

(A)issue to the holders of its Common Shares a dividend payable in, or other distribution of, Common Shares, bonus shares or other Equity Interests of the Company (a “Share Distribution”),

(B)subdivide its issued Common Shares into a larger number of Common Shares, including without limitation, by means of a stock split (a “Share Subdivision”), or

(C)combine its issued Common Shares into a smaller number of Common Shares (a “Share Combination”),

then the Conversion Price shall be (x) proportionately decreased in the case of a Share Distribution or a Share Subdivision and (y) proportionately increased in the case of a Share Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Shares payable in any right to acquire Common Shares for no consideration, then the Company shall be deemed to have made a Share Distribution in an amount of Common Shares equal to the maximum number of Common Shares issuable upon exercise of such rights to acquire Common Shares. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the Share Subdivision or Share Combination becomes effective, or upon the making of any Share Distribution.

(ii)Distributions. If the Company, at any time while this Instrument is outstanding, distributes to all holders of Common Shares for no consideration (A) evidence of its indebtedness, (B) any security (other than a Share Distribution), (C) rights or warrants to subscribe for or purchase any security (other than any deemed Share Distribution referred to in Section 5(a)(i)), or (D) any other asset, including cash or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction (in each case, “Distributed Property”), then, upon any exercise of the conversion rights under this Instrument that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Conversion Shares had the Holder been the record holder of such Conversion Shares in respect of the then-unexercised portion of this Instrument immediately prior to such record date without regard to any limitation on exercise contained therein.

(b)Fundamental Transactions. If, at any time while this Instrument is outstanding, the Company effects a Fundamental Transaction, then, to the extent then permitted under applicable laws, rules and regulations (including the rules of the Principal Market (or such other national securities exchange on which the Common Shares are then listed and traded), upon any subsequent exercise of the conversion rights under this Instrument, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash, assets or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Conversion Shares then issuable upon exercise in full of the conversion rights under this Instrument without regard to any limitations on exercise contained herein, subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 5 (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company or surviving entity shall have (i) assumed, by written instrument delivered to the Holder, the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Instrument, and (ii) delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that all of the terms of this Instrument applicable in respect of such Alternative Consideration shall be enforceable against the Company and such successor or surviving entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to such Alternate Consideration deliverable upon exercise of the conversion rights hereunder, and appropriate equitable adjustments shall be made to the Conversion Price payable hereunder; provided that the Maximum Conversion Amount shall remain the same (and, for the avoidance of doubt, this Instrument shall be exclusively exercisable for such Alternate Consideration from and after the consummation of such Fundamental Transaction). The provisions of this Section 5(b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(c)Notices.

(i)Notice of Proposed Actions. The Company shall give to the Holder advance written notice of any proposed action by the Company or any of its Subsidiaries pursuant to which an adjustment to the Conversion Price may occur pursuant to this Section 5 as promptly as practicable and in any event within five (5) Business Days after the approval of such action or entry into any agreement to give effective to such action, which written notice shall specify the proposed date on which a record is to be taken for the purposes of any Share Distribution or distribution of any Distributed Property, or the proposed date on which any reclassification, reorganization, consolidation, merger, stock exchange, sale, transfer, disposition, liquidation, dissolution, winding up, Fundamental Transaction or other transaction is to take place and the date of participation therein by the holders of Common Shares of the Company, if any such date is to be fixed, or the proposed date on which the transfer of Common Shares is to occur, and shall also set forth such facts with respect thereto as shall be necessary to indicate the effect of such action on the Common Shares and on the Conversion Price after giving effect to any adjustment which will be required as a result of such action.

(ii)Adjustment Notice. Whenever the Conversion Price is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within five (5) Business Days after the event requiring the adjustment) prepare and deliver to the Holder a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board in good faith determined, as applicable, the equitable nature of any adjustment under Section 5(b) hereof and the new Conversion Price, as applicable.

SECTION 6No Dilution or Impairment. The Company will not, by amendment of its Organization Documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Instrument, including, without limitation, the adjustments required under Section 5 hereof, if any, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment, subject to compliance with applicable securities laws and stock exchange rules and regulations. Without limiting the generality of the foregoing and notwithstanding any other provision of this Instrument to the contrary (including by way of implication), the Company will take all such action as may be necessary or appropriate so that the Company may validly and legally issue Conversion Shares to the Holder upon the exercise of the conversion rights under this Instrument.

SECTION 7Transfers of this Instrument.

(a)Generally. Subject to the restrictions set forth in this Section 7, the Holder may, at any time and from time to time, assign or transfer this Instrument and the Conversion Shares, in each case in whole or in part, without the prior written consent of the Company. The transferor shall be deemed to remain the holder of this Instrument until the name of the transferee is entered in the Company register in respect of this Instrument. This Instrument has not been, and the Conversion Shares at the time of their issuance may not be, registered under the Securities Act or qualified or registered under any applicable Canadian securities laws. Accordingly, the Company’s obligation to issue Conversion Shares upon exercise of this Instrument by any such transferee shall be subject to compliance with applicable securities laws, and the Company reserves the right to obtain such information from the transferee as it may reasonably request to confirm the applicability of an available exemption from registration or qualification under applicable securities laws, including, without limitation, confirmation of representations and warranties substantially similar to those set forth in Section 12. This Instrument and the Conversion Shares are issued or issuable subject to the provisions and conditions contained herein and in the Note Purchase Agreement and to the provisions and conditions contained in the Organization Documents of the Company, and the Holder by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Instrument has been acquired and the Conversion Shares will be acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof.

(b)Compliance with Securities Laws. The Holder agrees that this Instrument and the Conversion Shares may not be sold or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act covering the re-sale by the Holder of the Conversion Shares, and applicable U.S. state securities laws or pursuant to an applicable exemption or exclusion from the registration requirements of the Securities Act and such U.S. state securities laws, and (ii) a prospectus filed under applicable Canadian securities laws covering the sale by the Holder of the Conversion Shares or pursuant to an applicable exemption from such Canadian securities law requirements.

(c)No Transfer to Non-Lenders. The Holder agrees that this Instrument may not be assigned, transferred or sold to any Person who is not an Affiliate of the Holder.

SECTION 8Confidentiality. The Holder hereby agrees to comply with and be bound by, and agrees to require a transferee permitted hereby to be bound by, the confidentiality provisions in Section 10.14 of the Note Purchase Agreement and acknowledges and agrees that (a) any information provided to the Holder or its representatives pursuant to this Instrument, (b) any other information provided to the Holder or its representatives that a reasonable person would deem to be confidential under the circumstances, and (c) any other information provided to the Holder or its representatives pursuant to this Instrument and is clearly identified at the time of delivery as confidential shall, in each case, be deemed subject to the confidentiality provisions in Section 10.14 of the Note Purchase Agreement.

SECTION 9Covenants. The Company hereby covenants and undertakes to the Holder that for so long as the Holder holds this Instrument, any interest created under this Instrument or any Conversion Shares:

(a)Validly Issued Shares. All Conversion Shares issuable upon exercise of the conversion rights under this Instrument and full conversion of the Aggregate Conversion Amount (including those issued pursuant to adjustments as required pursuant to Section 5 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of the applicable Conversion Shares or pursuant to the Note Purchase Agreement, restrictions under applicable federal, provincial, territorial and/or state securities laws and other transfer restrictions described herein).

(b)Reservation of Shares. The Company shall at all times reserve and keep available for issue out of the aggregate of its authorized but unissued share capital, free of preemptive rights, such number of its duly authorized Common Shares as shall be required to enable the Company to issue Conversion Shares in the full amount required upon exercise in full of the conversion rights under this Instrument. If any Common Shares reserved or to be reserved for the purpose of the exercise of the conversion rights under this Instrument, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 5 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of the conversion rights under this Instrument, then the Company covenants that it will, at its sole expense, promptly secure such registration or approval, as the case may be (including, but not limited to, approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

(c)No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Instrument shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder or any of its Affiliates. Without limiting the generality of the foregoing, the Holder, for itself or in any capacity with respect to any of its Affiliates in exercising its or its Affiliates’ respective rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the Note Purchase Agreement or by commercial law applicable to creditors generally, or as may be required under applicable securities laws.

(d)Compliance with Rule 144. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date of issuance set forth above pursuant to the Exchange Act. As long as the Holder owns any Conversion Securities, if the Company is not required to file reports pursuant to such securities laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell Conversion Securities under Rule 144.

(e)Certain Amendments. The Company shall not adopt any amendment or modification of the Organization Documents of the Company that would adversely affect the Holder (in its capacity solely as a holder of this Instrument) without prior written consent of the Holder.

(f)Limitation on Certain Restrictions. The Company shall not, and will not permit or cause any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than the Note Purchase Agreement) on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under this Instrument.

SECTION 10Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the Commencement Date, that:

(a)The Company (i) is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to execute, deliver and perform its obligations under this Instrument, and (iii) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

(b)The Board has been generally and unconditionally authorized and empowered to execute this Instrument, and allot and issue the Conversion Shares in accordance with the Organization Documents of the Company and the terms of this Instrument, and that execution, delivery and performance by the Company of this Instrument has been duly authorized by all necessary corporate or other organizational action, and does not (i) contravene the terms of any of the Organization Documents of the Company or any Subsidiary, or (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (as defined in the Note Purchase Agreement) under, or require any payment to be made under (A) any Contractual Obligation (as defined in the Note Purchase Agreement) to which the Company or any of its Subsidiaries is a party or affecting such Person or the properties of the Company or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any of its Subsidiaries or their property is subject.

(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Instrument other than those that have already been obtained and are in full force and effect. No shareholder or equityholder approvals are required under the Organization Documents of the Company or any of its Subsidiaries, any instrument or agreement to which the Company or any of its Subsidiaries is a party, or under the rules of the Principal Market on which the Common Shares are traded (including Nasdaq and TSX, if applicable) in connection with the issuance of this Instrument or the Conversion Shares issuable upon exercise of the conversion rights under this Instrument.

(d)Neither the Company nor any of its Subsidiaries is insolvent or bankrupt or unable to pay its debts as they fall due and neither the Company nor any of its Subsidiaries has stopped or suspended payment of its debts or indicated its intention to do so, nor has any analogous procedure or step been taken or proposed in any jurisdiction in relation to the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness. No steps have been taken or proposed for the winding-up, bankruptcy, administration, examinership, insolvency, dissolution or reorganization of the Company or any of its Subsidiaries.

(e)This Instrument has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally; (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations.

(f)The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company and, when issued upon exercise of the conversion rights under this Instrument in accordance with its terms, will be fully paid and nonassessable, and the issuance of the Conversion Shares, if any, will not be subject to any statutory or contractual preemptive right, right of first refusal or other similar rights; the Conversion Shares when issued and delivered against payment therefor as provided for in this Instrument will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s Organization Documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party other than the restrictions on ownership and transfer set forth in the Company’s Organization Documents, if any, and applicable securities laws.

(g)The Conversion Shares issuable upon exercise of the conversion rights under this Instrument will conform, in all material respects to the descriptions thereof contained in the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act, the Exchange Act and applicable Canadian securities laws (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Public Filings”) and the Organization Documents of the Company. Except as disclosed in the Public Filings, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to any registration statement or otherwise registered by the Company or any of its Subsidiaries under the Securities Act or applicable Canadian securities laws, all of which registration or similar rights are fairly summarized in the Public Filings.

(h)Assuming the accuracy of the representations made by the Holder herein as of the Commencement Date and as of the date of any exercise of such Holder’s conversion rights under this Instrument, as applicable, the offer and sale by the Company of this Instrument to the Holder and the Conversion Shares issuable upon exercise by the Holder of the conversion rights under this Instrument are not required to be registered pursuant to the provisions of Section 5 of the Securities Act, and the first trade in the Conversion Shares issuable upon exercise by the Holder of the conversion rights under this Instrument is exempt from the prospectus requirements of applicable Canadian securities laws, provided that (i) at least four months plus one day has passed since the Commencement Date, and (ii) the trade is not a “control distribution” (as such term is defined in National Instrument 45-102 – Resale of Securities).

SECTION 11Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the Commencement Date and on each date that any Notice of Conversion is delivered to the Company that the Holder (a) is an “accredited investor”, as such term is defined in National Instrument 45-106 – Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable, by virtue of paragraph (m) thereof, (b) is aware that the prospective investment in this Instrument and the Conversion Shares issuable upon exercise of the conversion rights under this Instrument, may involve a high degree of risk, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment, (c) can bear the economic risks of its investment in this Instrument and the Conversion Shares issuable upon conversion hereunder, and (d) has had (i) access to representatives of the Company during the course of this transaction, prior to the creation of this Instrument and, if applicable, prior to the exercise of the conversion rights under this Instrument, (ii) the opportunity to ask questions of and receive answers from the Company and its representatives concerning the terms and conditions of this Instrument and the Conversion Shares, and (iii) the opportunity to obtain any additional information necessary to verify the information related to this Instrument, the Conversion Shares or otherwise to the business and proposed activities of the Company. In addition, the Holder is acquiring this Instrument, and any Conversion Shares issuable upon exercise of the conversion rights hereunder, solely for its own account, and such Instrument is being and will be acquired by such Holder solely for the purpose of investment and not with a view to resale of this Instrument (or any Conversion Shares issuable upon conversion hereunder) in connection with a distribution thereof in violation of the Securities Act. The Holder understands and acknowledges that this Instrument, and any Conversion Shares issuable upon conversion hereunder, may not be transferred or sold except pursuant to (A) the registration or qualification provisions of applicable securities laws or pursuant to an available exemption therefrom and (B) the terms of this Instrument. The Holder is a resident of Canada and is investing in this Instrument as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of this Instrument or the Conversion Shares. Nothing in this Instrument shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

SECTION 12Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

“$” means lawful money of the United States.

“30-Day VWAP” means, as of any date, the volume weighted average trading price per Common Share, or any successor security thereto (rounded to the nearest second decimal place) on the Principal Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder) from 9:30 a.m. (New York City time) on the Trading Day that is thirty (30) Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

“Affiliate” has the meaning provided in the Note Purchase Agreement.

“Aggregate Conversion Amount” means the aggregate amount of the Notes owing to the Holder under the Note Purchase Agreement, up to the Maximum Conversion Amount then available, that the Holder elects to convert into Conversion Shares as indicated by the Holder in the Notice of Conversion.

“Alternate Consideration” has the meaning set forth in Section 5(b).

“Board” means the board of directors of the Company.

“Business Day” has the meaning provided in the Credit Agreement.

“Cash Settlement Amount” has the meaning set forth in Section 2(d)(ii).

“Cash Settlement Date” has the meaning set forth in Section 2(d)(iii).

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Shares” has the meaning set forth in the Preamble. “Company” has the meaning set forth in the Preamble.

“Conversion Limitation” means that the Holder shall not be permitted to exercise its conversion rights under this Instrument to the extent that the issuance of Conversion Shares at such time (when aggregated with all prior issuances of Conversion Shares under this Instrument) would exceed 9.2% of the Company’s issued and outstanding Common Shares as of the issue date of this Instrument (being 2,708,162 Common Shares).

“Conversion Price” means (a) if the Common Shares are listed on the TSX at the time of conversion of this Instrument, a conversion price equal to 85.0% of the volume-weighted average trading price of the Common Shares on the TSX for the five trading days immediately preceding the date of conversion; (b) if the Common Shares are not listed on the TSX at the time of conversion of this Instrument but are listed on the Nasdaq or any other Trading Market at the time of conversion of this Instrument, and (x) if the conversion is made concurrently with an Eligible Offering, the offering price per Common Share in such Eligible Offering, or (y) otherwise than concurrently with an Eligible Offering, 85.0% of the volume-weighted average trading price of the Common Shares on the Nasdaq (or, if not listed on Nasdaq, then such other Trading Market on which the Common Shares are principally traded, based upon daily share volume) for the five trading days immediately preceding the date of conversion; and (c) if the Common Shares are not traded on any Trading Market, the Board shall determine the conversion price in its reasonable good faith judgment, based on the Fair Market Value of the Common Shares.

“Conversion Securities” means this Instrument or any Conversion Shares issuable upon exercise of the conversion rights under this Instrument, in whole or in part.

“Conversion Shares” means (a) the Common Shares issued or issuable upon exercise of the conversion rights under this Instrument in accordance with its terms and (b) all other Equity Interests of the Company issued with respect to such Common Shares by way of stock dividends, split, conversions or other reclassification or in connection with any Fundamental Transaction, recapitalization or other reorganization affecting the Company’s Equity Interests.

“Distributed Property” has the meaning set for in Section 5(a)(ii).

“Eligible Offering” means a public or private offering of Common Shares by the Company in Canada or the United States for which the underwriter(s), placement agent(s) and/or financial advisor(s) have advised the Company that it advisable for the conversion price of this Instrument to be equal to the offering price per Common Share in such offering in order to ensure to successful execution of such offering.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Maturity Date” has the meaning provided in the Note Purchase Agreement.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Holder (which written notice shall include certified resolutions of the Board in respect thereof). If the Holder objects in writing to the Board of Directors’ calculation of fair market value within ten (10) Business Days after receipt of written notice thereof, and the Holder and the Company are unable to agree on the fair market value during the ten (10) day period following the delivery of the Holder’s objection, then the Fair Market Value shall be determined by a disinterested appraiser (which may be a national investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid by the Company. Any selection of a disinterested appraiser shall be made in good faith within three (3) Business Days after the Holder provides written notice to the Company of its objection to the determination of the Fair Market Value and any determination of Fair Market Value by a disinterested appraiser shall be made within fifteen (15) days of the date of selection. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

“Fair Market Value Per Common Share” of one Common Share means as of any particular day (a) at the option of the Holder, either (i) the last reported sale price on the Nasdaq Capital Market and, if there are no sales, the last reported bid price, of the Common Shares on the Business Day prior to such date on the Principal Market on which the Common Shares are then listed or quoted as reported by Bloomberg Financial Markets or (ii) 30-Day VWAP as of such date, or (b) if the Fair Market Value Per Common Share cannot be calculated as of such date on the foregoing basis, the price determined in good faith by the Board, acting reasonably and in consultation with the Holder. Notwithstanding the forgoing if the determination of Fair Market Value Per Common Share is in connection with any Fundamental Transaction, then the Fair Market Value Per Common Share shall be the value per Conversion Share to be realized in such pending transaction.

“Fundamental Transaction” means (a) any merger, amalgamation, arrangement, consolidation or similar transaction of the Company with or into another Person, (b)(i) a sale, lease, license, transfer, exchange or other disposition of all or substantially all the assets of the Company and its Subsidiaries on a consolidated basis or (ii) any license, sublicense or similar grant of rights, or series of such licenses or grants, with respect to any assets, including intellectual property assets, of the Company or any of its Subsidiaries which are material to the Company and its Subsidiaries on a consolidated basis to any Person or group of Persons other than a Subsidiary of the Company, (c) any reclassification of the Common Shares (other than a change to par value, or from par value to no par value or changes resulting from a combination or subdivision), or (d) any statutory exchange of the outstanding Common Shares, as a result of which, the holders of the Common Shares would be entitled to receive, or their Common Shares would be converted into, or exchanged for, other shares, other stock, other securities, or other property or assets (including cash or any combination thereof).

“Governmental Authority” has the meaning provided in the Note Purchase Agreement.

“Holder” has the meaning set forth in the Preamble.

“Instrument” has the meaning set forth in the Preamble.

“Maximum Conversion Amount” has the meaning set forth in the Preamble.

“Nasdaq” has the meaning set forth in Section 2(d)(i).

“Net Exercise” has the meaning set forth in Section 2(c).

“Non-Share Settled Portion” has the meaning set forth in Section 2(d)(i).

“Note Purchase Agreement” has the meaning set forth in the Preamble.

“Notice of Conversion” has the meaning set forth in Section 2(a).

“Organization Documents” has the meaning provided in the Note Purchase Agreement.

“Person” has the meaning provided in the Note Purchase Agreement.

“Principal Market” initially means the Nasdaq Capital Market and any successor thereto that qualifies as a national securities exchange, inter-dealer quotation system or over-the-counter market, and shall also include the Nasdaq Global Market, the Nasdaq Global Select Market, New York Stock Exchange, Inc., the NYSE American or the OTC Bulletin Board, whichever is at the time the principal exchange or market for the Common Shares, based upon daily share volume.

“Principal Office” means the Company’s principal office as set forth in Section 19 hereof or such other principal office of the Company in the United States of America the address of which shall have first been set forth in a notice to the Holder.

“Public Filings” has the meaning set forth in Section 10(g).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Share Combination” has the meaning set forth in Section 5(a)(i)(C).

“Share Delivery Date” has the meaning set forth in Exhibit B.

“Share Distribution” has the meaning set forth in Section 5(a)(i)(A).

“Share Subdivision” has the meaning set forth in Section 5(a)(i)(B).

“Subsidiary” has the meaning provided in the Note Purchase Agreement.

“Trading Day” means, as applicable, (a) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the

Common Shares is then traded; provided that “Trading Day” shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Shares, any day on which Nasdaq (or any successor thereto) is open for trading of securities.

“Trading Market” means whichever of the Toronto Stock Exchange, NYSE American, New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, Nasdaq Global Select Market or such other United States registered national securities exchange on which the Common Shares are listed or quoted for trading on the date in question.

“Transfer Agent” means the Company’s designated transfer agent, as it may be changed from time to time.

“TSX” has the meaning set forth in Section 2(d)(i).

SECTION 13Survival of Provisions. Upon the earlier of (a) the full exercise of the conversion rights under this Instrument and (b) the occurrence of the Maturity Date, as applicable, all of the provisions of this Instrument shall terminate, except that the provisions of Section 9, and Section 12 through Section 25 of this Instrument shall expressly survive such exercise or Maturity Date until such time as the Holder no longer holds any Conversion Shares.

SECTION 14Equitable Relief. Each of the Company and the Holder acknowledges that a breach by such party of any of its obligations under this Instrument would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief without posting bond or other security.

SECTION 15Waivers, Delays, Omissions and Indulgences . It is agreed that no waivers, delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Instrument shall impair any such right, power or remedy, nor, unless explicitly stated in writing, shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor, unless explicitly stated in writing, shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Instrument, or any waiver on the Holder’s part of any provisions or conditions of this Instrument must be in writing and that all remedies, either under this Instrument, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 16Rights of Transferees. Subject to Section 7, the rights granted to the Holder hereunder of this Instrument shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Instrument (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Instrument and the Conversion Shares) until extinguished pursuant to the terms hereof.

SECTION 17Captions. The titles and captions of the Sections and other provisions of this Instrument are for convenience of reference only and are not to be considered in construing this Instrument.

SECTION 18Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, e-mail, overnight courier service or personal delivery:

(a)if to the Company:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario M4W 3P4
Attention: Erns Loubser, Chief Financial Officer
Phone No.: (416) 322-9700 x548
Email: [***]

(b)if to the Holder:

Greybrook Health Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario M4W 3P4
Attn: Sasha Cucuz, Director
Email: [***]

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial overnight courier service; (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and (iv) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient or is verified by electronic means.

SECTION 19Successors and Assigns. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder, and any such assignment or delegation by the Company without the prior written consent of the Holder shall be null and void.

SECTION 20Amendments. Neither this Instrument nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

SECTION 21Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 22Governing Law; Jurisdiction and Venue. This Instrument shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the courts of the City of Toronto, Ontario in connection with any action or proceeding arising out of or relating to this Instrument. The Company and the Holder hereby agree that any breach of any term or condition of this Instrument shall be deemed to be a breach occurring in the Province of Ontario by virtue of a failure to perform an act required to be performed in the Province of Ontario and irrevocably and expressly agree to submit to the jurisdiction of the courts of the City of Toronto, Ontario for the purpose of resolving any disputes relating to this Instrument or the transactions contemplated hereby. The Company and the Holder irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Instrument, or any judgment entered by any court in respect hereof brought in the City of Toronto, Ontario, and further irrevocably waive any claim that any suit, action or proceeding brought in the City of Toronto, Ontario has been brought in an inconvenient forum. The Company and the Holder hereby consent to process being served in any such suit, action or proceeding, by mailing a copy thereof to the address in effect for notices under Section 18 and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 22 shall affect or limit any right to serve process in any other manner permitted by law.

SECTION 23Entire Agreement. This Instrument and the Note Purchase Agreement constitute a single integrated contract, which for greater certainty, provides that the terms of the Notes confer on the Holder of the Notes the conversion rights set out in this Instrument, and are intended by the parties as a final expression of the agreement of the parties hereto and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 24Counterparts; Manner of Delivery. This Instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 25Rules of Construction. Unless the context otherwise requires “or” is not exclusive, and, unless otherwise specified, references to sections or subsections refer to sections or subsections of this Instrument. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

[Remainder of Page Intentionally Omitted.]

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

GREYBROOK HEALTH INC.

/s/ Sasha Cucuz
Name: Sasha Cucuz
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

To:	Greenbrook TMS Inc. 890 Yonge Street, 7th Floor Toronto, Ontario M4W 3P4
1.The undersigned, pursuant to the provisions of the attached Instrument, hereby elects to exercise its conversion rights under such Instrument with respect to US$ (the “Aggregate Conversion Amount”) of the outstanding principal amount of the Notes owing to the undersigned under the Note Purchase Agreement and hereby directs the Company to allot and issue

Conversion Shares to it. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Instrument.

2.The undersigned herewith:

acknowledges and agrees that as payment in respect of the subscription price for such Conversion Shares, simultaneously with the allotment and issuance of the number of Conversion Shares specified above, the Aggregate Conversion Amount will be deemed repaid in accordance with the Note Purchase Agreement; or

tenders payment in respect of the subscription price for such Conversion Shares by Net Exercise as provided in Section 2(c) of the attached Instrument.

3.Please allot and issue the Conversion Shares issuable in respect hereof under the terms of the attached Instrument, as follows:

(Name of Record Holder/Transferee)

The address of the holder of such Conversion Shares for inclusion in the books and register of shareholders of the Company is as follows:

(Address of Record Holder/Transferee)

4.The undersigned represents that the aforesaid Conversion Shares are being subscribed for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Conversion Shares. The undersigned further re-confirms each of the other representations and warranties provided by it in the attached Instrument.

5.If the Aggregate Conversion Amount is less than the Maximum Conversion Amount then available that may be converted into Conversion Shares under the Instrument, please issue a new conversion instrument representing the remaining balance available for subsequent conversion into Conversion Shares, being an amount equal to (a) the Maximum Conversion

Amount available immediately prior to the exercise of the conversion rights hereby, minus (b) the Aggregate Conversion Amount, as follows:

(Name of Record Holder/Transferee)

and deliver such new conversion instrument to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

EXHIBIT B

PROCEDURES FOR ISSUANCE OF CONVERSION SHARES UPON EXERCISE

The procedures, rights and obligations set forth in this Exhibit B shall apply to the issuance and settlement of Conversion Shares pursuant to any Notice of Conversion delivered by the Holder pursuant to the attached Instrument, unless the Cash Settlement Amount is paid or proposed to be paid in accordance with Section 2(d) of the attached Instrument. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Instrument.

(a)Unless otherwise designated by the Holder in the applicable Notice of Conversion, on or before the fifth (5th) Trading Day following the date on which the Company has received such Notice of Conversion; provided, that, such date shall be extended by up to five (5) Trading Days in the event the Company is required to adjust the Conversion Price in accordance with Section 5 of the attached Instrument, (the “Share Delivery Date”), the Company shall issue and deliver (via reputable overnight courier) to the address as specified in the Notice of Conversion, a Direct Registration System statement, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled pursuant to such exercise.

(b)Upon delivery of a Notice of Conversion, the Holder shall be deemed to have become the registered legal and beneficial owner of the Conversion Shares with respect to which the conversion rights under this Instrument have been exercised, irrespective of the date such Conversion Shares are credited to the Holder or the date of delivery of the certificate(s) evidencing such Conversion Shares (as the case may be). If the attached Instrument is submitted in connection with any exercise of the conversion rights pursuant to Section 2(e) of the attached Instrument and the Maximum Conversion Amount then available for conversion into Conversion Shares is greater than the Aggregate Conversion Amount being converted into Conversion Shares upon such exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after the date of settlement pursuant to Section 2(e) of the attached Instrument and, at its own expense, issue and deliver to the Holder (or its designee) a new conversion instrument representing the right to convert the newly calculated maximum amount, after giving effect to such exercise, of the outstanding principal amount of Notes owing to the Holder for subscription for Conversion Shares (such newly calculated maximum amount being an amount equal to (i) the Maximum Conversion Amount which was available for conversion immediately prior to such exercise, minus (ii) the Aggregate Conversion Amount for such exercise).

(c)The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance of Conversion Shares upon exercise of the conversion rights under the attached Instrument (but not any subsequent transfer of Conversion Shares so issued).